EXHIBIT 4.27
Officers’ Certificate and Guarantors’ Officers’ Certificate
Pursuant to Sections 201 and 301 of the Indenture
Dated: April 3, 2006
          Charles F. Carroll, Vice President, Deputy General Counsel and Corporate Secretary, and Kelly Masuda, the Senior Vice President and Treasurer, of KB Home, a Delaware corporation (the “Company”), and Tony Richelieu, the Secretary, and Kelly M. Allred, the Vice President and Treasurer, of KB Home Phoenix Inc., an Arizona corporation, KB Home Coastal Inc., a California corporation, KB Home North Bay Inc., a California corporation, KB Home South Bay Inc., a California corporation, KB Home Greater Los Angeles Inc., a California corporation, KB Home Colorado Inc., a Colorado corporation, KB Home Nevada Inc., a Nevada corporation, and KBSA, Inc., a Texas corporation (the “General Partner”) and general partner of KB Home Lone Star LP, a Texas limited partnership (the “Partnership”) (collectively and including, without limitation, the Partnership but excluding the General Partner, the “Guarantors”), hereby certify as follows:
          The undersigned, having read the appropriate provisions of the Indenture dated as of January 28, 2004 (the “Original Indenture”), as amended and supplemented by the First Supplemental Indenture dated as of January 28, 2004 (the “First Supplemental Indenture”) and the Second Supplemental Indenture dated as of June 30, 2004 (the “Second Supplemental Indenture”; the Original Indenture, as amended and supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, is hereinafter called the “Indenture”), each among the Company, the Guarantors and SunTrust Bank, as trustee (the “Trustee”), including Sections 103, 201, 301 and 303 thereof and the definitions in such Indenture relating thereto, and certain other corporate and partnership documents and records, and having made such examination and investigation as, in the opinion of the undersigned, each considers necessary to enable the undersigned to express an informed opinion as to whether or not the conditions set forth in the Indenture relating to the establishment of the terms of the Company’s 7 1/4% Senior Notes due 2018 (the “Notes”) and the form of certificate evidencing the Notes have been complied with, and whether the conditions in the Indenture relating to the authentication and delivery by the Trustee of the Notes have been complied with, certify that (1) the terms of the Notes were established by resolutions duly adopted by unanimous written consent of the Executive Committee of the Board of Directors of the Company (the “Executive Committee”) on March 27, 2006 and by the undersigned officers of the Company pursuant to authority delegated to them by resolutions duly adopted by unanimous written consent of the Board of Directors of the Company on November 8, 2004 and by unanimous written consent of the members of the Executive Committee on March 27, 2006 (collectively, the “Company Resolutions”) and such terms are as set forth in the Annex I hereto, and the issuance, form and terms of the Notes were approved and the guarantees of the Notes and all related Guaranteed Obligations (as defined in the Indenture) by the Guarantors were approved and confirmed by resolutions duly adopted by the Board of Directors of each Guarantor (other than the Partnership) and of the General Partner on March 27, 2006 (collectively, the “Guarantors’ Resolutions”) and by the undersigned officers of each Guarantor (other than the Partnership) and of the General Partner, on behalf of themselves and the Guarantors, pursuant to authority delegated to them by resolutions duly adopted by unanimous written consent of the Board of Directors of each Guarantor (other than the Partnership) and the General Partner on March 27, 2006, (2) the form of certificate evidencing the Notes was established and approved by the undersigned pursuant to authority delegated to them by the Company Resolutions and the Guarantors’ Resolutions and shall be in substantially the form attached as Annex II hereto, (3) a true, complete and correct copy of the Company Resolutions and the Guarantors’ Resolutions, which were duly adopted by the Board of Directors of the Company and the Executive Committee or by each Guarantor’s Board of Directors (other than the Partnership) and the Board of Directors of the General Partner, as the case may be, and are in full force and effect on the date hereof, are attached as exhibits to the Certificate of the Secretary of the Company of even date herewith, and (4) the form and terms of the Notes have been established pursuant to Sections 201 and 301 of the Indenture and comply with the Indenture and, in the opinion of the undersigned, all conditions provided for in the Indenture (including, without limitation, those set forth in Sections 103, 201, 301 and 303 of the Indenture) relating to the establishment of the terms of the Notes and the form of certificate evidencing the Notes, and relating to the authentication and delivery of the Notes, have been complied with.
     This certificate may be executed by the parties hereto in counterparts, each of which when so executed shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were on the same instrument, but all such counterparts shall together constitute but one and the same instrument.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, we have hereunto set our hands as of the date first written above.

		By:	/S/ CHARLES F. CARROLL

Charles F. Carroll
Vice President, Deputy General Counsel and
Corporate Secretary of KB Home
By:	/S/ KELLY MASUDA

Kelly Masuda
Senior Vice President and
Treasurer of KB Home

		By:	/S/ TONY RICHELIEU

Tony Richelieu
Secretary of each of the Guarantors (other than the
Partnership) and of the General Partner (as such
terms are defined in the foregoing Officers’
Certificate)
By:	/S/ KELLY M. ALLRED

Kelly M. Allred
Vice President and Treasurer of each of
the Guarantors (other than the
Partnership) and of the General Partner
(as such terms are defined in the
foregoing Officers’ Certificate)

ANNEX I
          Capitalized terms used in this Annex I and not otherwise defined herein have the same definitions as in the Indenture referred to in the Officers’ Certificate and Guarantors’ Officers’ Certificate of which this Annex I constitutes a part.
          (1) The Securities of the series established hereby shall be known and designated as the 7 1/4% Senior Notes due 2018 and are sometimes hereinafter called the “Notes.”
          (2) The aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture is limited to $300,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 905 or 1107 of the Indenture; provided, however, such series may be re-opened by the Company for the issuance of additional Notes of such series, so long as any such additional Notes have the same form and terms (other than date of issuance and the date from which interest thereon shall begin to accrue), and carry the same right to receive accrued and unpaid interest, as the Notes theretofore issued; provided, however, that, notwithstanding the foregoing, such series may not be reopened if the Company has effected defeasance or covenant defeasance with respect to the Notes pursuant to Section 402(2) or 402(3), respectively, of the Indenture or has effected satisfaction and discharge with respect to the Notes pursuant to Section 401 of the Indenture; and provided, further, that no additional Notes may be issued at a price that would cause such additional Notes to have “original issue discount” within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended.
          (3) The Notes are to be issuable only as Registered Securities without Coupons. The Notes shall be initially issued in book-entry form and represented by one or more permanent global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee (the “Global Notes”). The initial depositary (the “Depositary”) for the Global Notes shall be The Depository Trust Company, the depositary arrangements shall be those employed by whoever shall be the Depositary with respect to the Global Notes from time to time, and the Trustee shall be entitled to make endorsements on any Global Notes to reflect any increases or decreases in the principal amount thereof. Notwithstanding the foregoing, certificated Notes in definitive form (“Certificated Notes”) may be issued in exchange for Global Notes under the circumstances contemplated by the seventh paragraph of Section 305 of the Original Indenture.
          (4) The Notes shall be sold to the Underwriter at a price of 99.486% of the principal amount thereof.
          (5) The Stated Maturity of the Notes on which the principal thereof is due and payable shall be June 15, 2018.
          (6) The principal of the Notes shall bear interest at the rate of 7 1/4% per annum from April 3, 2006 or from the most recent date to which interest has been paid or duly provided for, payable semiannually in arrears on June 15 and December 15 (each, an “Interest Payment Date”) of each year, commencing December 15, 2006, to the Persons in whose names such Notes (or one or more Predecessor Securities) are registered at the close of business on the June 1 or December 1, respectively, immediately prior to such Interest Payment Dates (each, a “Regular Record Date”) regardless of whether such Regular Record Date is a Business Day. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. No Additional Amounts shall be payable on the Notes.
          (7) The Notes are redeemable, as a whole at any time or from time to time in part, at the option of the Company on the terms and subject to the conditions set forth in the Indenture and in the form of Note which appears as Annex II to the Officers’ Certificate and Guarantors’ Officers’ Certificate of which this Annex I constitutes a part.
          (8) The Notes shall not be repayable or redeemable at the option of the Holders prior to the Stated Maturity of the principal thereof (except as provided in Article Five of the Indenture) and shall not be subject to a sinking fund or analogous provision.
          (9) The Borough of Manhattan, The City of New York is hereby designated as a Place of Payment for the Notes.
          (10) The Company hereby appoints the Trustee, acting through the office of the Trustee located at c/o SunTrust Robinson Humphrey Capital Markets, 125 Broad Street, 3rd Floor, New York, New York 10004, in the Borough of Manhattan, The City of New York, as the Company’s Office or Agency for the purposes specified in Section 1002 of the Indenture; provided, however, subject to Section 1002 of the Indenture, the Company may at any time remove the Trustee as its Office or Agency in the Borough of Manhattan, The City of New York designated for such purposes and may from time to time designate one or more other Offices or Agencies for such purposes and may from time to time rescind such designation, so long as the Company shall at all times maintain an Office or Agency for such purposes in the Borough of Manhattan, The City of New York.
          (11) The Notes shall be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof.
          (12) The principal of, premium, if any, and interest on the Notes shall be payable in Dollars.
          (13) Sections 402(2) and 402(3) of the Indenture shall apply to the Notes; provided that (i) the Company may effect defeasance and covenant defeasance pursuant to Sections 402(2) and 402(3), respectively, only with respect to all (and not less than all) of the Outstanding Notes, and (ii) the only covenants that shall be subject to covenant defeasance shall be those expressly referred to in Section 402(3) of the Indenture.
          (14) The Notes shall not be convertible into or exchangeable for other securities.
          (15) Anything in the Indenture or the Notes to the contrary notwithstanding, payments of the principal of and premium, if any, and interest on the Global Notes shall be made by wire transfer.
          (16) To the extent that any provision of the Indenture or the Notes provides for the payment of interest on overdue principal of, or premium, if any, or interest on, the Notes, then, to the extent permitted by law, interest on such overdue principal, premium, if any, and interest shall accrue at the rate of interest borne by the Notes.
          (17) The Notes shall have such other terms and provisions as are set forth in the form of Note attached as Annex II to the Officers’ Certificate and Guarantors’ Officers’ Certificate of which this Annex I constitutes a part, all of which terms and provisions are incorporated by reference in and made a part of this Annex I as if set forth in full herein.
          (18) As used in the Indenture with respect to the Notes and in the certificates evidencing the Notes, all references to “premium” on the Notes shall mean any amounts (other than accrued interest) payable upon the redemption of any Notes in excess of 100% of the principal amount of such Notes.

          (19) The Notes shall have the benefit of the Guarantees and the Guarantors hereby confirm that the principal of and premium, if any, and interest on the Notes and all related Guaranteed Obligations shall be guaranteed pursuant to the Guarantees and otherwise in accordance with and subject to the limitations set forth in Article Sixteen of the Indenture.
          (20) The Notes shall rank senior in right of payment to the Company’s 8-5/8% Senior Subordinated Notes due 2008, 7-3/4% Senior Subordinated Notes due 2010 and 9-1/2% Senior Subordinated Notes due 2011 (the “Senior Subordinated Notes”) and shall constitute “Senior Indebtedness” as defined in the Indenture dated as of November 19, 1996, as amended and supplemented by the First Supplemental Indenture thereto dated as of December 18, 2003 (as so amended and supplemented, the “Senior Subordinated Indenture”), by and between the Company, the guarantors party thereto and the Trustee, as successor trustee. Each Guarantor’s Guarantee of the Notes shall rank senior in right of payment to its guarantee of the Senior Subordinated Notes and shall constitute “Guarantor Senior Indebtedness” as defined in the Senior Subordinated Indenture.
          (21) Section 101 of the Original Indenture is hereby amended, solely insofar as relates to the Notes, by deleting the definition of “Subject Notes” appearing in such Section 101 and replacing such definition with the following:
     “‘Subject Notes’ means, with respect to any series of Securities issued under this Indenture, (1) Securities of any other series issued under this Indenture and (2) the Company’s 8-5/8% Senior Subordinated Notes due 2008, 7-3/4% Senior Subordinated Notes due 2010 and 9-1/2% Senior Subordinated Notes due 2011, or any of the foregoing.”